                                                                 EXHIBIT 8(A)(8)
                               LETTER AGREEMENT
                                      AND
                              AMENDED SCHEDULE A

Frank Russell Investment Management Company
909 A Street
Tacoma, WA  98402

Dear Sirs:

   FRIC is redesignating its Premier Adviser Class shares as Premier Class shares. FRIC's previously authorized Premier Institutional Class shares are being redesignated as Class E shares.

   Additionally, in connection with these changes, pursuant to Sections 25 and 26 of the Transfer and Dividend Disbursing Agency Agreement between Frank Russell Investment Company (the "Investment Company") and Frank Russell Investment Management Company, dated April 1, 1988, FRIC advises you that it is creating new classes of shares for certain of its Funds, as follows:

     New Class C shares of the Fixed Income II Fund (which is being renamed Short Term Bond Fund) and

     New Class C shares and new Class E shares of the Limited Volatility Tax Free Fund (which is being renamed Tax Exempt Bond Fund).

   FRIC desires Frank Russell Investment Management Company to serve as the Transfer and Dividend Disbursing Agent with respect to such Class of each applicable Fund pursuant to the terms and conditions of the Transfer and Dividend Disbursing Agency Agreement. FRIC also desires to amend Schedule A of the Transfer and Dividend Disbursing Agency Agreement to add each such Class of the Funds and to reflect the applicable changes in designations. The fees to be charged by the Transfer and Dividend Disbursing Agent to each Fund in return for its services are the same as those set forth in the Transfer and Dividend Disbursing Agency Agreement.
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Please indicate your acceptance to act as Transfer and Dividend Disbursing Agent with respect to such Class of shares of the Funds and of the amendment of Schedule A by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY

By:   /s/ Lynn L. Anderson
   -----------------------------
   Lynn L. Anderson
   President

Accepted this 1st day of December, 1998.


FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:   /s/ Eric A. Russell
   -----------------------------
   Eric A. Russell
   President
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                                    AMENDED
                                  SCHEDULE A

                       FRANK RUSSELL INVESTMENT COMPANY
                       --------------------------------

        FUND                                                CLASS(ES)
        ----                                                ---------

        Equity I                                            E; I: Premier; Y
        Equity II                                           E; I: Premier; Y
        Equity III                                          E; I: Premier; Y
        Equity Q                                            E; I: Premier; Y
        Equity T Fund                                       E; I: Premier; Y
        Fixed Income I                                      E; I: Premier; Y
        Fixed Income II (to be renamed Short Term Bond)     C; E; I: Premier; Y
        Fixed Income III                                    E; I: Premier; Y
        International                                       E; I: Premier; Y
        Emerging Markets                                    C; E; S
        Diversified Equity                                  C; E; S
        Special Growth                                      C; E; S
        Equity Income                                       C; E; S
        Quantitative Equity                                 C; E; S
        International Securities                            C; E; S
        Real Estate Securities                              C; E; S
        Diversified Bond                                    C; E; S
        Volatility Constrained Bond                         C; E; S
        Multistrategy Bond                                  C; E; S
        Money Market                                        S
        Limited Volatility Tax Free
        (to be renamed Tax Exempt Bond)                     C; E; S
        U.S. Government Money Market                        S
        Tax Free Money Market                               S
        Aggressive Strategy                                 C; S; D; E
        Balanced Strategy                                   C; S; D; E
        Moderate Strategy                                   C; S; D; E
        Conservative Strategy                               C; S; D; E
        Equity Balanced Strategy                            C; S; D; E